EOS Petro, Inc. and Subsidiaries

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

EOS Petro, Inc. and Subsidiaries

Los Angeles, California

We have audited the accompanying consolidated balance sheet of EOS Petro, Inc. and Subsidiaries, a development stage company, (the “Company”) as of December 31, 2011, and the related consolidated statements of operations, stockholders’ deficiency and cash flows from May 2, 2011 (inception) to December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011, and the results of its operations and its cash flows for the period May 2, 2011 (inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had a stockholders’ deficiency and has experienced recurring operating losses and negative operating cash flows since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3 to the consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

/s/ Weinberg & Company, P.A.

Los Angeles, California
October 12, 2012

F-2

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Balance Sheets

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS

Current assets
Accounts receivable	$20,585	$-
Prepaid expenses and other current assets	6,792	10,200
Total current assets	27,377	10,200

Property and equipment
Unproved properties and properties under development	161,856	151,856
Other property plant and equipment	11,000	-
	172,856	151,856
Less: accumulated depletion	(594)	-
Total property and equipment	172,262	151,856

Total assets	$199,639	$162,056

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities
Accounts payable	$428,475	$368,113
Accrued expenses	520,104	95,822
Advances from shareholder	21,278	39,598
Notes payable	1,250,000	241,600
Total current liabilities	2,219,857	745,133

Commitments and contingencies

Stockholders' deficiency
Series A Preferred stock; $0.001 par value; 1,000,000 shares authorized 0 and 267 shares issued and outstanding	-	400,000
Common stock; $0.0001 par value; 1000,000,000 shares authorized 37,850,044 and 35,056,044 shares issued and outstanding	3,785	3,506
Additional paid-in capital	1,263,508	740,373
Stock subscription receivable	(88,200)	(88,200)
Accumulated deficit	(3,199,311)	(1,638,756)
Total stockholders' deficiency	(2,020,218)	(583,077)
Total liabilities and stockholders' deficiency	$199,639	$162,056

The accompanying notes are an integral part of these consolidated financial statements.

F-3

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Statements of Operations

				Cumulative
	Nine Months	May 2, 2011	May 2, 2011	From May 2, 2011
	Ended	(Inception) to	(Inception) to	(Inception) to
	September 30, 2012	September 30, 2011	December 31, 2011	September 30, 2012
	(unaudited)	(unaudited)		(unaudited)

Revenues
Oil and gas sales	$82,079	$-	$30,968	$113,047

Costs and expenses
Lease operating expense	195,067	19,444	75,411	270,478
Production costs	49,406	268,548	390,562	439,968
General and administrative	924,956	844,310	1,135,445	2,060,401
Total costs and expenses	1,169,429	1,132,302	1,601,418	2,770,847

Loss from operations	(1,087,350)	(1,132,302)	(1,570,450)	(2,657,800)

Interest expense	457,227	32	56,898	514,125

Net loss	$(1,544,577)	$(1,132,334)	$(1,627,348)	$(3,171,925)

Loss per share - basic and diluted	$(0.04)	$(0.03)	(0.05)

Weighted average comon shares oustanding
Basic and diluted	36,471,701	32,979,644	33,729,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

For the Period from May 2, 2011 (Inception) to December 31, 2011,

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

							Deficit
							Accumulated
					Additional	Stock	During the	Total
	Preferred Stock		Common Stock		Paid-in	Subscription	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Receivable	Stage	Deficiency

Balance, May 2, 2011 (inception)	-	$-	-	$-	$-	$-	$-	$-

Initial issuances of common stock to founding shareholder	-	-	25,000,100	2,500	10	-	-	2,510
Issuance of common stock to founding shareholder for services at $0.07 per share	-	-	6,500,000	650	454,350	-	-	455,000
Issuance of common stock for acquisition of oil and gas leases at $0.07 per share	-	-	1,479,544.00	148.00	103,420	-	-	103,568
Issuance of preferred stock for 6% convertible preferred stock	267	400,000	-	-	-	-	-	400,000
Issuance of common stock for services at a range of $0.061 to $0.07 per share	-	-	300,000	30	20,521	-	-	20,551
Issuance of common stock in debt transaction	-	-	200,000	20	12,180	-	-	12,200
Issuance of common stock for satisfaction of liabilities	-	-	850,000	85	51,765	-	-	51,850
Issuance of common stock for cash and receivable	-	-	726,400	73	88,127	(88,200)	-	-
Accrued dividends on preferred stock	-	-	-	-	-	-	(11,408)	(11,408)
Contribtuion to capital	-	-	-	-	10,000	-	-	10,000
Net loss	-	-	-	-	-	-	(1,627,348)	(1,627,348)
Balance, December 31, 2011	267	$400,000	35,056,044	$3,506	$740,373	$(88,200)	$(1,638,756)	$(583,077)

Issuance of common stock for personal guarantee of loan by shareholder	-	-	1,000,000	100	55,900	-	-	56,000
Issuance of common stock in debt transactions	-	-	440,000	44	24,596	-	-	24,640
Issuance of common stock for services	-	-	550,000	55	30,745	-	-	30,800
Fair value of warrants issued in connection with extension of notes payable	-	-	-	-	5,468	-	-	5,468
Fair value of options issued to directors	-	-	-	-	3,964	-	-	3,964
Fair value of warrants issued for consulting services	-	-	-	-	2,542	-	-	2,542
Conversion of preferred stock to common stock	(267)	(400,000)	804,000	80	399,920	-	-	-
Accrued dividends on preferred stock	-	-	-	-	-	-	(15,978)	(15,978)
Net loss	-	-	-	-	-	-	(1,544,577)	(1,544,577)
Balance, September 30, 2012 (unaudited)	-	$-	37,850,044	$3,785	$1,263,508	$(88,200)	$(3,199,311)	$(2,020,218)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Statements of Cash Flows

				Cumulative
	Nine Months	May 2, 2011	May 2, 2011	From May 2, 2011
	Ended	(Inception) to	(Inception) to	(Inception) to
	September 30, 2012	September 30, 2011	December 31, 2011	September 30, 2012
	(unaudited)	(unaudited)		(unaudited)

Cash flows from operating activities
Net loss	$(1,544,577)	$(1,132,334)	$(1,627,348)	$(3,171,925)
Adjustments to reconcile net loss to net cash used in operating activities:
Depletion	594	-	-	594
Amortization of debt issuance costs	190,270	12,200	12,200	202,470
Fair value of common stock issued for services	30,800	23,060	23,061	53,861
Fair value of common stock issued for loan guaranty by related party	56,000	-	-	56,000
Fair value of common stock issued in debt transaction	23,520	-	-	23,520
Fair value of common stock issued in satisfaction of liabilities	-	-	51,850	51,850
Fair value of common stock issued for services-relatedy party	-	455,000	455,000	455,000
Fair value of common stock issued for extension of debt transaction	2,975	-	-	2,975
Fair value of options issued to directors	3,964	-	-	3,964
Fair value of warrants issued for consulting services	2,542	-	-	2,542
Change in operating assets and liabilities:
Accounts receivable	(20,585)	-	-	(20,585)
Prepaid expenses and other current assets	11,751	(68,135)	(10,200)	1,551
Accounts payable	60,362	247,414	368,113	428,475
Accrued expenses	408,304	89,748	84,413	492,717
Net cash used in operating activities	(774,080)	(373,047)	(642,911)	(1,416,991)

Cash flows used in investing activities:
Purchase of other fixed assets	(11,000)	-	-	(11,000)
Capital expenditures on oil and gas properties	(10,000)	(36,953)	(48,288)	(58,288)
Net cash used in investing activities	(21,000)	(36,953)	(48,288)	(69,288)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayment to) related party	(18,320)	-	39,599	21,279
Proceeds from issuance of preferred stock	-	400,000	400,000	400,000
Proceeds from issuance of short term notes payable	1,050,000	-	291,600	1,341,600
Repayment of short term notes payable	(41,600)	-	(50,000)	(91,600)
Debt issuance costs	(195,000)	-	-	(195,000)
Proceeds from capital contribution	-	10,000	10,000	10,000
Net cash provided by financing activities	795,080	410,000	691,199	1,486,279

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	-	-	-	-

CASH AND CASH EQUIVALENTS, beginning of period	-	-	-	-

CASH AND CASH EQUIVALENTS, end of period	$-	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for interest	$59,442	$-	$-	$59,442
Cash paid for income taxes	$-	$-	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:

Fair value of stock granted for acquisition	$-	$103,568	$103,568	$103,568
Accrued dividends on preferred stock	$15,978	$5,293	$11,408	$27,386

The accompanying notes are an integral part of these consolidated financial statements.

F-6

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

NOTE 1 - ORGANIZATION

Organization—EOS Petro, Inc. and Subsidiaries (the “Company”) was organized under the laws of the State of Delaware on May 2, 2011. The Company acquired “The Works” oil and Gas leases on May 10, 2011 and is engaged in the acquisition, development and operation of onshore oil and gas properties in Illinois and has applied for offshore concessions in Ghana Africa. On October 12, 2012, the Company became a wholly-owned subsidiary of Cellteck, Inc. (“Cellteck”). (See Note 12 - Subsequent Events)

The Company is in the exploration stage. Its activities to date have been limited to capital formation, organization and development of its business plan.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

The consolidated financial statements include our accounts and those of our subsidiaries. Intercompany transactions and balances have been eliminated. Management evaluates its investments on an individual basis for purposes of determining whether or not consolidation is appropriate.

Interim Financial Statements

The interim financial statements presented herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations.. In the opinion of management, all adjustments which are necessary to provide a fair presentation of financial position as of September 30, 2012 and the related operating results and cash flows for the interim period presented have been made. The results of operations, for the period presented are not necessarily indicative of the results to be expected for the year.

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Basic and Diluted Earnings (Loss) Per Share— The computation of basic net loss per share is based on the weighted average number of shares that were outstanding during the year. The computation of diluted net loss per share is based on the weighted average number of shares used in the basic net loss per share calculation plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method for shares subject to stock options and warrants. All warrants and options were excluded from the diluted loss per share calculation due to the ant-dilutive effect.

Management Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with ASC No. 250 all adjustments are normal and recurring.

F-7

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents—The Company considers all highly liquid investments purchased with a maturity date of three (3) months or less to be cash equivalents.

Full Cost Method of Accounting for Oil and Gas Properties

The Company has elected to utilize the full cost method of accounting for its oil and gas activities. In accordance with the full cost method of accounting, all costs associated with the acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized.

Capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves once proved reserves are determined to exist.

Oil and gas properties without estimated proved reserves are not amortized until proved reserves associated with the properties can be determined or until impairment occurs. Accordingly, as of December 31, 2011, no amortization of capitalized costs of oil and gas properties was recorded. The Company recorded $594 (unaudited) as depletion expense for the nine months ended September 30, 2012. Further, based on a recent engineering report prepared with respect to the leasehold interests in 510 acres acquired in the Illinois Basin, management has determined that no impairment currently exists.

Full Cost Ceiling Test

At the end of each quarterly reporting period, the unamortized costs of oil and gas properties are subject to a “ceiling test” which basically limits capitalized costs to the sum of the estimated future net revenues from proved reserves, discounted at 10% per annum to present value, based on current economic and operating conditions, adjusted for related income tax effects.

Asset Retirement Obligation

The Company accounts for its future asset retirement obligations (“ARO”) by recording the fair value of the liability during the period in which it was incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The increase in carrying value of a property associated with the capitalization of an ARO is included in proven oil and gas properties in the balance sheets. The ARO consists of costs related to the plugging of wells, removal of facilities and equipment, and site restoration on its oil and gas properties. The asset retirement liability is accreted to operating expense over the useful life of the related asset. As of September 30, 2012 and December 31, 2011, the Company does not have an ARO.

Oil and Gas Revenue

Revenues are recognized when hydrocarbons have been delivered, the customer has taken title and collection is reasonably assured.

F-8

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Share-Based Compensation—The Company periodically issues stock options and warrants to employees and non-employees in capital raising transactions, for services and for financing costs. The Company accounts for share-based payments under the guidance as set forth in the Share-Based Payment Topic of the FASB Accounting Standards Codification, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, officers, directors, and consultants, including employee stock options, based on estimated fair values. The Company estimates the fair value of share-based payment awards to employees and directors on the date of grant using an option-pricing model, and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in the Company's Statements of Operations. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) the date at which the necessary performance to earn the equity instruments is complete. Stock-based compensation is based on awards ultimately expected to vest and is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, as necessary, in subsequent periods if actual forfeitures differ from those estimates.

Income Taxes—Income taxes are provided based on the liability method for financial reporting purposes. Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Uncertain tax positions are recognized in the financial statements only if that position is more likely than not of being sustained upon examination by taxing authorities, based on the technical merits of the position. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense.

The Company is required to file federal income tax returns in the United States and in various state and local jurisdictions. Initial filings of the Company’s income tax returns have not been made since the Company was organized on May 2, 2011. The Company’s periodic tax returns will be subject to examination by taxing authorities in the jurisdictions in which it operates in accordance with the normal statutes of limitations in the applicable jurisdiction.

Concentrations— The Company is dependent on its Chief Executive Officer and business consultants for its operations. The loss any of these individuals could impact the Company’s ability to carry on operations.

The future results of the Company’s oil and natural gas operations will be affected by the market prices of oil and natural gas. The availability of a ready market for oil and natural gas products in the future will depend on numerous factors beyond the control of the Company, including weather, imports, marketing of competitive fuels, proximity and capacity of oil and natural gas pipelines and other transportation facilities, any oversupply or undersupply of oil, natural gas and liquid products, the regulatory environment, the economic environment, and other regional and political events, none of which can be predicted with certainty.

At times, the Company maintains deposits in federally insured financial institutions in excess of federally insured limits. Management monitors the credit ratings and concentration of risk with these financial institutions on a continuing basis to safeguard cash deposits.

F-9

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements—

 In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”.  ASU No. 2011-4 does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting.  The ASU is effective for interim and annual periods beginning after December 15, 2011. The Company adopted ASU No. 2011-04 effective January 1, 2012 and it did not affect the Company’s results of operations, financial condition or liquidity.

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income”.  The ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders’ equity, and instead requires consecutive presentation of the statement of net income and other comprehensive income either in a continuous statement of comprehensive income or in two separate but consecutive statements.  ASU No. 2011-5 is effective for interim and annual periods beginning after December 15, 2011.  The Company adopted ASU 2011-05 effective January 1, 2012 and it did not affect the Company’s results of operations, financial condition or liquidity.

In December 2011, the FASB issued ASU No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities.” This ASU requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. ASU No. 2011-11 will be applied retrospectively and is effective for annual and interim reporting periods beginning on or after January 1, 2013.  The Company does not expect adoption of this standard to have a material impact on its consolidated results of operations, financial condition, or liquidity.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the Securities Exchange Commission (the “SEC”) did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company is an exploration stage company with only a limited operating history on which to base an evaluation of its current business and future prospects. As of September 30, 2012, the Company had a stockholders’ deficiency of $2,020,218, and for the period ended December 31, 2011, reported negative cash flows from operating activities. The Company has only begun engaging in the oil and gas exploration and development business and it does not have an established history of locating and developing properties that have oil and gas reserves. As a result, the revenue and income potential of the Company’s business is unproven. Management estimates the Company’s capital requirements for the next twelve months, including drilling and completing wells for the Works Lease and various other projects, will total approximately $1,000,000. Errors may be made in predicting and reacting to relevant business trends and the Company will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies. The Company may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause the Company’s business, results of operations, and financial condition to suffer. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

F-10

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

The Company’s ability to continue as a going concern is an issue due to its net losses and negative cash flows from operations, and its need for additional financing to fund future operations. The Company’s ability to continue as a going concern is subject to its ability to obtain necessary funding from outside sources, including the sale of its securities or loans from financial institutions. There can be no assurance that such funds, if available, can be obtained on terms reasonable to the Company. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

NOTE 4 - OIL AND GAS ACQUISITIONS

On June 6, 2011, the Company acquired the working interests in mineral interests for 510 acres in Edwards County Illinois within the area known as the Illinois Basin, from TEHI, Illinois, LLC for the total consideration of $103,568, consisting of 1,479,544 shares of the Company’s common stock. The shares were valued at $.07 per share by management with the assistance of an outside valuation firm.

NOTE 5 - FAIR VALUE MEASUREMENTS

Fair value is defined within the accounting rules as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The rules established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. As presented in the tables below, this hierarchy consists of three broad levels:

Level 1:	Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;

Level 2:	Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;

Level 3:	Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

Fair Value of Financial Instruments — Cash and Cash Equivalents, Prepaid Expenses, Notes Payable and Accounts Payable. The carrying amounts for these instruments approximate fair value due to the short-term nature or maturity of the instruments.

F-11

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

NOTE 6 - NOTES PAYABLE

A summary of notes payable at September 30, 2012 and December 31, 2011are as follows:

	September 30,	December 31,
	2012	2011
	(unaudited)
Note payable, at 24% (1)	$200,000	$200,000
Note payable at 10% (2)	-	41,600
Secured note payable, at 18%, With guaranteed interest of $54,000 (3)	400,000	-
Note payable, at 6% (4)	350,000	-
Note payable, at 5%, (5)	300,000	-
Total	$1,250,000	$241,600

(1) On October 24, 2011, the Company received $200,000 from RT Holdings, LLC (“RT”) in exchange for a promissory note payable, due November 7, 2011 with interest due at 6% per annum. In connection with the issuance of the promissory note payable, the Company issued 200,000 shares of its common stock, and a cash fee of $10,000. The cash fee and the fair value of the common stock of $12,200, representing debt discount, was immediately amortized due to the short duration of the note. At June 30, 2012, the Company was in default on the original terms of the note. Default interest is at the rate of 18% per annum from and after the date of default.

On July 10, 2012 the Company and RT entered into the First Amendment and Allonge to the original promissory note. The amendment extended the maturity date to September 30, 2012, which was orally amended in September 2012 to October 15, 2012. In exchange for the extension, the Company agreed to make a partial payment towards the note of $25,000 on or before July 30, 2012, which was orally extended to October 15, 2012 to coincide with the maturity date of the note. The Company further agreed to issue to RT an additional 20,000 shares of common stock. Interest on the note was raised to 24% per annum dating back to October 24, 2011 and continuing until the note is paid in full, regardless of whether an event of default occurs. The Company issued 20,000 shares of the Company’s common stock per extension agreement signed with RT Holdings. The fair value of these shares was $1,120 based on a share price of $0.056. The $1,120 was recorded as interest expense during the nine months ended September 30, 2012.. On February 15, 2012, the maturity date was extended to April 30, 2013. (See Note 12 – Subsequent events)

Total interest expense related to the note payable amounted to $36,000 and $8,667 for the nine month period ended September 30, 2012 and for the period from May 2, 2011 to December 31, 2011, respectively.

(2) On October 24, 2011, the Company received $91,600 from Judith Ann Buckmiller (“JAB”) in exchange for a promissory note payable, due February 7, 2012, with interest due at 10% per annum. In connection with the issuance of the promissory note payable, the Company paid a cash fee of $25,000. The cash fee representing debt discount, was amortized over the life of the note. Total interest expense related to the note payable amounted to $0 and $1,000 for the nine months ended September 30, 2012 (unaudited) and for the period from May 2, 2011 to December 31, 2011, respectively. The Company repaid $50,000 of the loan during 2011. The balance outstanding at December 31, 2011 of $41,600 was paid in the first nine months of 2012.

F-12

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

(3) On February 16, 2012, the Company entered into a Secured Promissory Note with Vatsala Sharma (“Sharma”) for a secured loan for $400,000. All outstanding principle and interest is due no longer than 60 days from the closing and funding date of the loan, with the Company agreeing to make best efforts to retire the loan within 30 days of funding. Interest is charged at a rate of 18% per year. The Company agreed to a premium guarantee that Sharma will receive a minimum amount of interest upon repayment at or prior to the Maturity Date equivalent to 6 months’ worth of interest guaranteed for the term of the loan, even with early retirement, of $36,000 or 9% of the loan amount. In the event the loan is not repaid on or before the maturity date, all unpaid principal and accrued unpaid interest as of the maturity date accrues interest at the rate of 18% thereafter. As further additional consideration, Sharma received 200,000 shares of the Company’s common stock with a fair value of $11,200. As disclosed in its preliminary proxy statement filed on Schedule 14A with the SEC on January 17, 2013, Cellteck plans to effectuate a reverse stock split (the “Stock Split”) as soon as it has obtained the approval of its shareholders (the terms and conditions of this Stock Split are discussed further at page F-29 of Note 12 – Subsequent events). In the event the loan is not paid in full by the maturity date, Sharma will receive an additional 275,000 shares of either (i) Cellteck’s Series B preferred stock, if the Stock Split has not yet been effectuated; or (ii) Cellteck’s common stock, if the Stock Split has been effectuated. The loan is secured by a first priority blanket security interest in all of the Company’s assets, and newly acquired assets, a mortgage on the Works property, a 50% interest in the Company’s CEO and majority shareholder’s personal residence, and the CEO’s personally held shares in a non-affiliated public corporation.

On February 22, 2012, the Company and Sharma entered in a First Consolidated Amendment Agreement which amended the original promissory note by placing restrictions on further borrowings by the Company, and that Sharma’s security position is first and prior to all other security interests. On May 9, 2012, the Company and Sharma entered into the second and third consolidated amendment agreement to amend the original promissory note and amendment. The amendments increased the loan amounts from $400,000 to $600,000, extended the due date of the loan to on or before May 30, 2012, increased the guaranteed interest from $36,000 to $54,000 due on or before June 30, 2012, increased the equity incentive to 400,000 aggregate shares of the Company’s common stock with a value in the aggregate of $22,400, and prohibited the Company from incurring indebtedness during the term of the loan beyond an additional $600,000 without prior consent of Sharma. Upon the occurrence of any “Event of Default” (which includes a merger of the Company) as defined in the loan agreements, Sharma has the option to make all sums of principal and interest payable immediately. The shares issued representing debt discount, was amortized over the life of the note and charged to interest expense for the nine months ended September 30, 2012. The loan’s maturity date was orally extended October 15, 2012. On January 14, 2013, the maturity date was extended to April 30, 2013. (See Note 12 – Subsequent events)

(4) On June 18, 2012 the Company entered into a Loan Agreement with Vicki P. Rollins (“Rollins”) for a secured loan in the amount of $350,000 due on September 22, 2012, and orally extended to November 30, 2012. Interest is charged at a rate of 6% of the loan amount or $21,000 and is payable at or before the maturity date. In the event that the loan is not repaid on or before the maturity date, all unpaid principal and accrued unpaid interest shall accrue interest at a rate of 18% per annum The loan is secured by a first priority blanket security interest in all of the Company’s assets, including newly acquired assets, to be shared with Vatsala Sharma, the holder of the February, 2012 18% note. On October 2, 2012, Rollins agreed to subordinate her interest in to that of Babcock as that Rollins and Sharma now share a second priority security interest in the Company’s assets to the extent their security interests overlap with the security interest of Babcock. Additionally, the Company is prohibited from incurring additional indebtedness during the term of the loan, with the exception of the existing Vatsala Sharma loan, without the written consent of Rollins. In consideration of the loan, the Company agreed to issue warrants to purchase 175,000 shares of the Company’s common stock exercisable at $2.50 per share. If the warrants are exercised after October 12, 2012, instead of receiving shares of the Company’s common stock, Rollins shall receive shares of either (i) Cellteck’s Series B preferred stock, if the Stock Split has not yet been effectuated; or (ii) Cellteck’s common stock, if the Stock Split has been effectuated. On January 14, 2013, the maturity date was extended to April 30, 2013. (See Note 12 – Subsequent events)

F-13

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

The fair value of the warrants at the date of the grant was determined to be $4,675 using the Black-Scholes option pricing model with the following assumptions:

•	Expected life of 2 years
•	Volatility of 214%;
•	Dividend yield of 0%;
•	Risk free interest rate of 0.39%

The value of $4,675 was applied to the principal as a discount to be accreted over the expected life of the secured loan.

(5) On August 2, 2012, the Company executed a series of documents with 1975 Babcock, LLC, an unaffiliated third party (“Babcock”) in order to secure a $300,000 loan due on December 1, 2012. Interest is charged at a rate of 5%. The executed documents included: a Loan Agreement and Secured Promissory Note, a Consent, Subordination and Intercreditor Agreement, a Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing, a Personal Guaranty Agreement, a Lease, and a Lease Guaranty (collectively the “Babcock Loan Documents”). Pursuant to the Babcock Loan Agreements, the Company gave Babcock a mortgage and security interest in and on the Works and related assets, agreements and profits. To the extent Babcock’s security interest overlaps with that of Sharma and Rollins, Sharma and Rollins agreed that its interests would be junior to those of Babcock. Nikolas Konstant also signed a Personal Guaranty for the $300,000 loan, and the Company was obligated to enter into a 3-year, $7,500 a month property lease for 7,500 square feet of property located at 1975 Babcock Road, San Antonio, Texas. Mr. Konstant also signed a Personal Guaranty for the lease. As additional consideration, the Company agreed to sell to Babcock 50,000 shares of the Company’s common stock and 50,000 warrants with a three-year term and a strike price of $2.50.

On September 26, 2012, the Babcock agreements were amended to extend the maturity date to October 15, 2012. On the maturity date, in addition to the repayment of principal, the Company will pay Babcock interest of $5,000 and a lease termination fee of $25,000. The issuance of the Company’s common stock to Babcock is reduced to 20,000 shares and the warrants are also reduced to 20,000. If any of the warrants are exercised after October 12, 2012, instead of receiving shares of the Company’s common stock, Babcock shall receive shares of either (i) Cellteck’s Series B preferred stock, if the Stock Split has not been effectuated; or (ii) Cellteck’s common stock, if the Stock Split has been effectuated. In addition, the Company and Babcock signed a Joinder Agreement making Rollins a party to the Consent, Subordination and Intercreditor Agreement, dated August 2, 2012, (the “Subordination Agreement”) between the Company, Babcock and Sharma; where the Subordination Agreement includes and references Rollins in the same manner as Sharma, Rollins is fully bound by, and subject to, all of the covenants, terms and conditions of the Subordination Agreement in the same manner as Sharma; Rollins agrees that her existing loan to the Company and her security interest in its assets are subordinated to Babcock’s loan and Babcock’s related security interest in the Company’ assets; and Rollins and Sharma agree that they will share a subordinated, second priority security interest in the Company’s assets. If the Company repays Babcock Lender in full by the maturity date, the Lease Agreement and Lease Guaranty will be void and the Parties will not have any further obligations or right. On January 14, 2013, the maturity date was extended to April 30, 2013. (See Note 12 – Subsequent events)

The Company paid $25,000 as a finder’s fee which was recorded as a prepaid expense and is being amortized over the life of the note and included in interest expense.

F-14

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

The Company determined the fair value of the 20,000 warrants to be $793 using the Black-Scholes option pricing model with the following assumptions:

•	Expected life of 3 years
•	Volatility of 214%;
•	Dividend yield of 0%;
•	Risk free interest rate of 0.31%

The Company determined the fair value of the 20,000 shares of stock to be $1,120 based on a share value of $0.056.

The $1,120 share value and the $793 warrant value will be amortized over the life of the loan and included in interest expense.

Accretion of Debt Discounts

For the periods ended September 30, 2012 and December 31, 2011, aggregate accretion of debt discounts were $272,765(unaudited) and $35,261, respectively and included in interest expense.

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company’s principal offices were located at 2049 Century Park East, Suite 3670, in Los Angeles, California. The Company subleases this approximately 2,000 square feet of space pursuant to an oral agreement with Princeville, an affiliate of Mr. Konstant, which in turn has an agreement to lease the space from an unaffiliated third party. Princeville pays $4,000 a month to the unaffiliated party, and the Company in turn pays $4,000 a month to Princeville. This oral lease was renewable on a year-to-year basis, but this lease was terminated and the Company moved principal offices on December 27, 2012 (See Note 12 – Subsequent Events).

The Company has an unsecured non-interest bearing related party loan in the amount of $21,278 and $39,598 due as of September 30, 2012 and December 31, 2011 respectively. This advance is from Nikolas Konstant, the CEO and majority shareholder. The proceeds were used for daily business operations. The loan is non-interest bearing and it is due on demand.

On August 29, 2011, the Company incurred costs of $10,750 each from EOS Atlantic Oil & Gas (“Atlantic”) and Plethora-Bay Oil & Gas Limited (“Plethora-Bay”).  Atlantic is owned 90% by the Company and Plethora-Bay is 90% owned by Plethora Oil and Gas, a company wholly-owned by Nikolas Konstant (“Plethora Oil”). The other 10% of Atlantic and Plethora-Bay are owned by Baychester Petroleum Limited (Ghana). Atlantic is in the business of exploration, development, production and storage of oil and gas in the country of Ghana.  Current Atlantic activities have been limited to payments to obtain concessions to operate oil and gas fields in Ghana. As of the date of the financial statements, no concessions have been awarded.

On October 3, 2011, the Company entered into an Exclusive Business Partner and Advisory Agreement with Baychester, which owns a 10% minority interest in Atlantic and Plethora-Bay. Pursuant to the agreement, the Company agreed to pay Baychester a monthly consulting fee of $10,000. The Company has paid $23,000 and $10,000 for the nine months ended September 30, 2012 and for the period ended December 31, 2011, respectively. Furthermore, if either Plethora-Bay or Atlantic is granted a concession in West Africa, Baychester will be issued 5,000,000 shares of Cellteck’s Series B preferred stock, or, if the automatic conversion contemplated by the merger agreement has been consummated, shares of Cellteck’s common stock. Baychester is also entitled to a bonus fee if the Company consummates a business arrangement with a third party as a result of Baychester’s introduction or contract. (See Note 12 – Subsequent Events regarding the merger with Cellteck, Inc.)

F-15

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

The Company has issued 32,500,100 restricted shares of common stock to Plethora Partners LLC (“Plethora”) in a series of four transactions. Plethora is a company wholly-owned by Nikolas Konstant. At the time all four transactions were consummated, Mr. Konstant was the founder of the Company, Member on and Chairman of the Board of Directors of the Company. After the Merger Agreement, Mr. Konstant also became Cellteck’s President, Chief Executive Officer, Chief Financial Officer, Director on and Chairman of the Board of Directors. The 32,500,100 shares were issued in the following transactions:

•	On May 2, 2011, the Company issued the first 1,100 restricted shares of the Company’s common stock to Plethora per action by written consent of the sole stockholder in consideration for $10.00.

•	On May 3, 2011, the Company entered into a Contribution Agreement with Plethora. Mr. Konstant formed Plethora solely as a vehicle in which to hold his equity investments and through which he could perform services for other companies. Plethora conducted no business prior to entering into the Contribution Agreement, other than negotiating for the rights to the Works Property. Pursuant to the Contribution Agreement, Plethora contributed any and all of its right, title and interest in and to all of the initial intellectual property, contracts and/or potential contracts (including for the Works Property) in its possession that would be material to the operation of the Company’ business Plethora agreed to transfer all right, title and interest in and to any and all properties, assets and other rights and interests in its previous business in exchange for 24,999,000 shares of the Company’s common stock. Further, in consideration of Plethora’s material services in support of consummating an initial transaction of oil and gas properties or rights for the Company, Plethora received an additional 6,500,000 shares of common stock valued at $455,000. The shares were valued by management with the assistance of an independent valuation firm.

•	On February 16, 2012 the Company entered into an agreement with Sharma in order to obtain a $400,000 bridge loan. In order to secure the loan, Nikolas Konstant pledged and guaranteed some of his personal assets (the “Pledge”). As consideration for the Pledge, the Company issued to Plethora 1,000,000 restricted shares of the Company’s common stock. (See Note 6 – Notes Payable)

Mr. Konstant has also personally guaranteed and indemnified certain obligations of the Company:

•	On October 24, 2011, Nikolas, jointly and severally with the Company, singed a promissory note to obtain a $200,000 loan from RT for the Company’s use.
•	On February 16, 2012, the Company executed a series of documents with Sharma in order to secure a $400,000 bridge loan. This amount was subsequently amended to $600,000. Mr. Konstant personally guaranteed the loan and pledged some of his personal assets.
•	On June 18, 2012, the Company entered into a bridge loan agreement to obtain a $350,000 loan from Vicki Rollins. Mr. Konstant agreed to personally indemnify Ms. Rollins against certain losses arising out of the Company’s behavior, including the Company’s failure to apply funds to pay off the loan in the event of a default.
•	On August 2, 2012, the Company executed a series of documents with Babcock in order to (1) secure a $300,000 loan, and (2) lease office space located at 1975 Babcock Road, San Antonio, Texas. Mr. Konstant personally guaranteed the loan and the lease. (See Note 6 – Notes Payable)

F-16

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

On July 1, 2012 the Company entered into a Services Agreement with Quantum Advisors, LLC (“Quantum”). At the time of the transaction, Quantum’s managing member, John Mitola, was member of the Board of Directors of the Company. Mr. Mitola also now serves of the Board of Directors of Cellteck and is the President and CEO of Plethora Energy, Inc., a wholly-owned subsidiary of the Company. Commencing in the first month following the earlier to occur of (i) the Company successfully raising a minimum of $2.5 million in equity financing; or (ii) the Company becoming cash flow positive on a monthly basis, the Company agreed to pay Quantum a monthly fee of $5,000 per month, payable on the 15th day of each month (the “Monthly Retainer”). If the agreement has not been terminated by July 1, 2014 and the Company is cash flow positive at that time, the Monthly Retainer shall increase to $8,000 per month. Any Monthly Retainer payments to Quantum shall constitute prepayment for any success fee owed to Quantum. Quantum shall receive such success fees for providing services in support of certain future acquisitions and/or financing projects of the Company, the parameters of which shall be laid out by the Company. The Company also agreed to grant Quantum a total of 200,000 shares of its common stock. 50,000 shares vested immediately, and the remaining shares will vest in three equal installments if the agreement is still in effect on each of the following dates: December 31, 2012, July 1, 2013 and December 31, 2013. In lieu of receiving shares of Company common stock on any of the three above-named dates, Quantum shall instead receive 50,000 shares of either (i) Cellteck’s Series B preferred stock, if the Stock Split has not yet been effectuated; or (ii) Celteck’s common stock, if the Stock Split has been effectuated.

On September 24, 2012, the Company entered into a Consulting Agreement with Plethora. Plethora agreed to provide various kinds of consulting support and advisory services to the Company. Plethora further agreed to serve as a strategic advisor to the Company, to be in addition to Mr. Konstant’s services as a member and chairman of the board of directors. The initial term of the agreement is sixty months from September 24, 2012, but, unless either of the parties delivers a notice of termination, on the last day of each month of the term, the term shall be extended for an additional month so that, absent the delivery of a notice of termination, the term shall perpetually be sixty months. In the event of any termination by the Company, within 30 days of the effective date of such termination, the Company must pay to Plethora a termination fee equal to the product of 36 and the arithmetic mean of the Monthly Fee, as that term is defined below.

In exchange for Plethora’s services, the Company agreed to compensate Plethora commencing in September 2012 a monthly fee (the “Monthly Fee”). The Monthly Fee is initially $30,000 per month, provided, however, that payment of the Monthly Fee shall be deferred, but not abated, until the first month following the month in which the Company has either: (a) successfully raised and funded a cumulative total of at least $2.5 million in corporate equity; or (b) become cash flow positive on a monthly basis for at least two consecutive months. For the purposes of the next sentence, each month the EBITDA of the Company for the 12-month period (the “LTM”) ended two months prior to the month of calculation. In the month in which the EBITDA of the Company for the LTM meets or exceeds any of $6 million, $12 million or $20 million, the Monthly Fee shall be adjusted to equal one-twelfth of ten percent of the LTM EBITDA. Such adjusted Monthly Fee shall remain in effect unless and until the LTM EBITDA rises or falls below the next higher or lower LTM EBITDA provided above, provided that the Monthly Fee shall in no event be reduced below $30,000. Once deferred Monthly Fees become payable, the amount of such deferred Monthly Fees will be paid in equal monthly installments of $15,000, in addition to the then-applicable Monthly Fee until all deferred Monthly Fee amounts have been paid in full. In addition to the monthly fee, the Company shall pay Plethora a fee based on the growth of the Company: concurrent with the closing of any acquisitions, the Company shall pay to Plethora a fee equal to 1% of the aggregate consideration paid in such acquisition (which includes debt assumed), with a minimum fee of $60,000 per acquisition, regardless of the size of the acquisition.

F-17

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

The Company recorded a consulting expense of $7,000 (unaudited) and a corresponding accrued liability for the three months ended September 30, 2012.

NOTE 8 - INCOME TAXES

Deferred tax assets of the Company are as follows:

December 31, 2011
Net operating loss (asset) at statutory rate	554,488
Less: valuation allowance	(554,488)
Deferred tax asset recognized	-

A valuation allowance has been recorded to reduce the net benefit recorded in the financial statements related to these deferred tax assets. The valuation allowance is deemed necessary as a result of the uncertainty associated with the ultimate realization of these deferred tax assets.

F-18

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

The provision for income tax differs from the amount computed by applying statutory federal income tax rate of 34% (2011 – 34%) to the net loss for the year.  The sources and effects of the tax differences are as follows:

December 31, 2011
Income tax recovery at statutory rate	554,488
Less: change in valuation allowance	(554,488)
Income tax expense	-

At December 31, 2011, the Company had net operating loss carry forwards of approximately $1,643,000 that may be offset against future taxable income through 2031.  No tax benefit has been reported in the December 31, 2011 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

NOTE 9 - STOCKHOLDERS’ DEFICIENCY

Transactions, other than employees’ stock issuance, are in accordance with ASC No. 505. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees’ stock issuance are in accordance with ASC No. 718. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable

Preferred Stock— The Company is authorized to issue an aggregate of 10,000,000 shares of preferred stock with $0.0001 par value. The Company designated 1,000 of the 10,000,000 authorized shares of preferred stock as Series A Senior Convertible Preferred Stock (“Series A Preferred Stock”). The Series A Preferred Stock is non-voting and, has a liquidation preference equal to its purchase price. The holders can call the conversion of the Series A Preferred Stock at any time. The Company’s preferred stock accrued and accumulated dividends at a rate of 6% per year, compounded monthly, payable when, as and if declared by the Company’s Board of Directors. Accordingly, the accrued dividends are reflected as “preferred stock dividends” on the consolidated statements of operations.

The shares of Series A Preferred Stock may be converted at any time after the date of issuance, in whole or in part, at an amount equal to the Liquidation Preference into shares of fully paid and non-assessable Common Stock of the Corporation. The “Conversion Rate” is initially calculated as the quotient obtained by dividing 3,000 by each $1,500 in Liquidation Preference of Series A Preferred Stock. The Conversion Rate can be adjusted in certain instances. .In the event of a reorganization, recapitalization, merger, consolidation, rights offering, or any other change in the corporate structure of the Company (a “Triggering Event”), an appropriate adjustment shall be made in accordance with the applicable reorganization agreement in the number and kind of shares held by holders of the Series A Preferred Stock. No Triggering Event shall give the holders of Series A Preferred Stock any additional benefits. The holders of Series A Preferred Stock are to be notified with at least 20 days’ advance written notice of a Triggering Event.

The Conversion Rate shall be subject to adjustments if and when the Corporation pays or makes a dividend or other distribution on all or any portion of its Common Stock or pays or makes a dividend or other distribution on any other class of Capital Stock of the Company where the dividend or distribution includes Common Stock or any instrument or security convertible into Common Stock (excluded for this purpose Common Stock issuable upon conversion of Series A Preferred Stock), the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive the dividend or other distribution will be increased by dividing the Conversion Rate by a fraction of which the numerator will be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination and the denominator will be the sum of the number of shares and the total number of shares constituting the dividend or other distribution, this increase to become effective immediately after the opening of business on the day following the date fixed for determination. If any dividend or distribution of the type described is declared but not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if the dividend or distribution had not been declared.

F-19

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

During the period ended December 31, 2011, the Company received aggregate cash proceeds of $400,000 for the sale of 268 shares of Series A Preferred Stock with a stated value of $1,500 per share. Net proceeds from the private placements were used for general corporate purposes, including capital expenditures.

On August 31, 2012, all shareholders converted their 268 shares of Series A Preferred Stock for 804,000 shares of common stock. As of September 30, 2012, there were zero Series A Preferred stock outstanding.

Common Stock—The Company is authorized to issue an aggregate of 100,000,000 shares of common stock with $0.0001 par value.

In May 2011, the Company issued 24,999,000 shares of the Company’s common stock at $0.0001 to Plethora (see Note 7 related parties) for contribution of certain assets pursuant to a Contribution Agreement dated May 3, 2011. Plethora is owned by the Company’s CEO Nikolas Konstant.

In May 2011, the Company issued an aggregate of 1,100 shares of the Company’s common stock at $0.0001 to Plethora and Mr. Nikolas Konstant for additional cash contribution of $10.

In May 2011, the Company issued 1,479,544 shares at $.07 per share of the Company’s common stock to acquire the working interests in mineral interests for 510 acres in the Illinois Basin (see note 3 Oil and Gas Acquisitions). The value of the shares totaled $103,568.

In June 2011, the Company issued 6,500,000 shares at $.07 per share of the Company’s common stock to Plethora for services related to the consummation of the oil and gas properties of the Works Lease (see note 4 Oil and Gas Acquisitions). The value of the services totaled $455,000.

During the year ended December 31, 2011, the Company issued 300,000 shares in connection with services provided at a range of $.061 to $.07. The value of the services totaled $20,551.

In October 2011, the Company issued 26,400 shares to a non-related party for a cash payment of $13,200.

In October, 2011, the company issued 200,000 shares at $.061 per share of the Company’s common stock to RT Holdings in consideration of notes payable (see note 6) notes payable. The value of the shares issued totaled $12,200.

In December 2011, the Company issued 850,000 shares at $.061 per share of the Company’s common stock to Glacier Holdings of the Company’s common stock in lieu of a cash payment for services provided. The value of the services totaled $51,850.

During the year ended December 31, 2011, the Company issued 726,000 shares for $88,200. Proceeds from these issuances of shares were not yet received and were accounted for as Stock subscription receivable as of December 31, 2011 and September 30, 2012.

F-20

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

In February 2012, the Company issued 1,000,000 shares at $.056 per share of the Company’s common stock to Plethora Partners, LLC, as consideration for the personal pledge of Nikolas Konstant in the Secured Promissory Note to Sharma Vatsala. The shares were valued at $56,000.

In February and March 2012, the company issued a total of 400,000 shares at $.056 per share of the Company’s common stock to Sharma Vatsala for extensions of the Secured Promissory Note. The shares were valued at $22,400.

In May 2012, the Company issued 300,000 shares of the Company’s common stock to Agra Capital Advisors, LLC / Akire Inc. The stock was valued at $.056 per share or total fair value of $16,800 with the assistance of an outside valuation firm. (see note 11)

On July 1, 2012, the Company issued 50,000 shares of the Company’s common stock to Quantum as part of a consulting agreement. The value of the shares totaled $2,800.

On July 10, 2012, the Company issued 20,000 shares of the Company’s common stock to RT Holdings as consideration for extending the maturity date of the note. The value of the shares totaled $1,120.

On August 2, 2012, the Company issued 200,000 shares of the Company’s common stock to John Linton pursuant to a consulting agreement. The value of the shares totaled $11,200.

On August 31, 2012, the Company issued 804,000 shares of the Company’s common stock for the conversion of 267 shares of Series A Preferred Stock.

On September 26, 2012, the Company issued 20,000 shares of the Company’s common stock to Babcock pursuant to a note agreement. The value of the shares totaled $1,120.

NOTE 10 - STOCK OPTIONS AND WARRANTS

Option Activity

On May 1, 2012, the Company granted 75,000 stock options at a fair value of $2,973 to directors at an exercise price of $2.50 per share. These options vested immediately and were measured at $.056 per share, which represents the fair value of the Company’s common stock at the date of grant.

On August 1, 2012, the Company granted 25,000 stock options at a fair value of $991 to a director at an exercise price of $2.50 per share. These options vested immediately and were measured at $.056 per share, which represents the fair value of the Company’s common stock at the date of grant.

F-21

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

A summary of option activity for the nine months ended September 30, 2012 (unaudited) is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Options	Price $	Life (in years)	Value ($)
Outstanding, December 31, 2011	-	-	-
Granted	100,000	2.50	-
Exercised	-	-	-
Forfeited/Canceled	-	-	-
Outstanding, September 30, 2012	100,000	2.50	2.84	-
Exercisable, September 30, 2012	100,000	2.50	2.84	-

The following table summarizes information about options outstanding and exercisable at September 30, 2012:

Options Outstanding and Exercisable
		Weighted	Weighted
		Average	Average
Exercise	Number of	Remaining	Exercise
Price ($)	Shares	Life (Years)	Price ($)
2.5	100,000	2.84	2.5

The fair value of the options granted during the nine months ended September 30, 2012 (unaudited) was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

•	Expected life of 3 years
•	Volatility of 214%;
•	Dividend yield of 0%;
•	Risk free interest rate of 0.39%

The weighted average grant-date fair value for the options granted during the nine months ended September 30, 2012 was $0.04 (unaudited).

The Company recognized $3,964 (unaudited) in share-based compensation expense for the nine months ended September 30, 2012.

F-22

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Warrant Activity

The company did not have any warrants outstanding at December 31, 2011.

On May 22, 2012, pursuant to the terms of the loan payable as discussed in note 6 with Vicki P. Rollins, the Company issued a warrant to purchase 175,000 shares of the Company’s common stock at an exercise price of $2.50 per share expiring two (2) years from the date of issuance.

On August 2, 2012, pursuant to the term of the loan payable as discussed in note 6 with Babcock, the Company issued a warrant to purchase 20,000 shares of the Company’s common stock at an exercise price of $2.50 per share expiring three (3) years from the date of issuance.

On August 2, 2012, pursuant to the term of the consulting agreement as discussed in note 11 with John Linton, the Company issued a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $3.0 per share expiring two (3) years from the date of issuance.

A summary of warrant activity for the nine months ended September 30, 2012 (unaudited) is presented below:

Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Contractual
	Warrants	Price $	Life (in years)
Outstanding, December 31, 2011	-	-	-
Granted	295,000	2.67	-
Exercised	-	-	-
Forfeited/Canceled	-	-	-
Outstanding, September 30, 2012	295,000	2.67	1.79
Exercisable, September 30, 2012	295,000	2.67	1.79

The following table summarizes information about warrants outstanding and exercisable at September 30, 2012:

Warrants Outstanding and Exercisable
		Weighted	Weighted
		Average	Average
Exercise	Number of	Remaining	Exercise
Price ($)	Shares	Life (Years)	Price ($)
2.5	195,000	1.76	2.5
3.0	100,000	1.84	3.0

F-23

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

NOTE 11 - COMMITMENTS AND CONTINGENCIES

The Company is a passive working and net revenue interest owner and operator in the oil and gas industry. As such, the Company to date has not acquired its own insurance coverage over its passive interests in the properties; instead the Company has relied on the third party operators for its properties to maintain insurance to cover its operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes the policies obtained by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

TEHI Illinois LLC—

On June 6, 2012, the Company entered into an Oil and Gas Operating agreement with TEHI Illinois LLC. (“TEHI”) giving authority to TEHI as the Operator for oil and/or gas production (whether primary or secondary) with full control and management of all operations on the Works lease. TEHI has operated as the Operator on the leased properties without contract since the Company’s purchase of the Works lease in June, 2011. TEHI will receive expenses of $300 per month for managing the affairs of the lease and to properly keep the wells in operation and good workmanlike manner. The Company will also pay to TEHI its proportionate share of all operating expenses arising out of the operation and maintenance of any wells drilled, completed and equipped. TEHI is entitled to submit monthly operating statements of all operating expenses directly to the oil pipeline purchaser and deduct its operating costs from crude oil sales before remitting to the Company the Company’s share of said crude oil sales. The Company granted a security interest in and a lien upon the Company’s ownership and interests in the oil and gas leases, the wells situated thereon, and the oil and gas produced therefrom, the proceeds therefrom, and all equipment, fixtures and personal property situated thereon to secure payment, together with interest thereon. TEHI was also granted a preferential right of first refusal to purchase the Works Property in the event the Company ever desires to sell or dispose of all or any part of the Company’s interest in the Works Property.

Knowledge Reservoir Services—

On July 8, 2011, the Company entered into a Services Agreement and a Success Fee Agreement with Knowledge Reservoir, LLC, an unaffiliated third party (“Knowledge Reservoir”). If the Company or one of its subsidiaries is awarded a concession in Ghana, the Company has agreed to utilize Knowledge Reservoir as a technical partner to assist in the offshore exploration, development and production in Ghana. Knowledge Reservoir has provided services in connection with the application for the concession in Ghana. The initial term of this agreement is one year, but the agreement will automatically renew at the end of the initial term and on each anniversary of such renewal date thereafter, unless and until terminated by either party. Knowledge Reservoir is additionally entitled to a success fee in the event a concession in Ghana is awarded and Knowledge Reservoir introduces the Company to a partner that accepts the position as operator of the Ghanaian concession. To date, no transaction has occurred which would trigger a success fee under this agreement.

Latina Energia Services—

On August 16, 2011 the Company entered into a Stock Purchase and Expense Reimbursement Agreement with Latina Energia, S.A. There are two conditions present in the agreement: (A) a confirmed party introduced by Latina Energia participates at the time of submission in a Company application to the Ghanaian government as its operating partner for the Tunno Tunnel oil concession, and (B) the application in condition A is approved and ratified by the Ghanaian Parliament. If condition A is satisfied, the Company shall issue to Latina Energia one million shares of Company common stock, post-merger with Cellteck, for $100. If condition B is satisfied, the Company agreed to issue to Latina Energia three million shares of Company common stock for $100. Additionally, upon the satisfaction of condition A the Company must pay Latina Energia $100,000 as an unallocated expense reimbursement. Upon satisfaction of condition B, the Company must pay Latina Energia an additional $100,000 as an expense reimbursement

F-24

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Entrex Services—

On August 17, 2011, the Company signed a License and Servicing Agreement with Entrex, Inc. for the purpose of raising additional funds through the issuance of TIGRcub Securities. The Company paid an initial deposit of $10,000. During the nine months ended September 30, 2012, the Company determined not to pursue the financing arrangement with Entrex and as such expensed the $10,000 during the nine months ended September 30, 2012. The License and Servicing Agreement was mutually terminated by the parties on March 1, 2013.

DCOR Agreement —

On September 5, 2011, the Company entered into a Letter Agreement with DCOR, LLC, an unaffiliated third party (“DCOR”). In the event the Company or one of its subsidiaries is awarded a concession in Ghana, DCOR may elect to receive a 10% ownership interest in the concession, serve as operator for the development of the concession and provide technical offshore operating expertise and engineering and geotechnical expertise in the evaluation of the concession. If DCOR does elect to be assigned the 10% interest, the Company has agreed to use commercially reasonable efforts to allow DCOR to acquire from us an additional 30% ownership interest in the concession. If DCOR elects to not acquire the 10% interest, then the agreement will terminate and be of no further force and effect.

Touchstone Services —

On June 21, 2012 the Company entered into a Finder and Consulting Agreement with Touchstone Advisors, Inc. an unaffiliated third party (“Touchstone”).Touchstone agreed to provide advice of a general business nature to the Company, and will further use its reasonable best efforts to locate and secure equity or debt financing for the Company. In exchange for Touchstone’s services, in the event of a debt or equity financing through a source introduced directly or indirectly by Touchstone, Touchstone shall receive finder’s fee comprised of differing amounts of cash and warrants, depending on the value of the transaction. The term of this agreement expires on June 21, 2013.

Brian Hannan and Jeff Ahlholm—

On December 7, 2011, the Company entered into a one-year consulting agreement with Brian Hannan and Jeff Ahlholm, co-owners of Agra Capital Advisors and Glacier Partners Holdings, LLC (Mr. Hannan and Mr. Ahlholm are hereinafter referred to as the “Glacier Partners”) to provide consulting services relating to business plan development, strategic planning, acquisitions and financing activities. Glacier Partners will be paid a monthly advisory fee of $30,000 during the term of the agreement. The monthly advisory fee may be paid in either cash or shares of the Company’s common stock based on mutual agreement of the Company and Glacier Partners. The Company, with Glacier Partners’ consent, issued 850,000 shares of the company’s common stock in lieu of payment of fees owed. The shares were valued at $.061 per share by management with the assistance of an outside valuation firm. After the initial term, the agreement continues indefinitely on a commission only basis until terminated by either party with 30 days notice

F-25

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Glacier Partners will also receive an M & A Advisory and Finders Fee (“Success Fee”) of not less than 2% of the transaction value, including but not limited to the assumption of existing debt or seller carrybacks without the prior written acceptance by Glacier Partners. Glacier Partners will receive success fees ranging from 1.0% to 2.5% depending on the size of the transaction value on transactions jointly originated or originated by the Company or its affiliates.

Agra Capital Advisors, LLC / Akire Inc.—

On June 15, 2012 the Company memorialized the terms of a business arrangement that was entered into as of January 8, 2012 with AGRA Capital Advisors, LLC and Akire, Inc. (collectively, “Consultants”). From January 8, 2012 through June 15, 2012, Consultants agreed to market the Company and assist the Company in securing up to $1,000,000 in private debt. As part of the compensation due to Consultants for their work, in May 2012, the Company issued 300,000 shares of the Company’s common stock. The stock was valued at $.056 per share with the assistance of an outside valuation firm.

Quantum Advisors, LLC—

On July 1, 2012 the Company entered into a Services Agreement with Quantum Advisors, LLC (“Quantum”) and its managing member John Mitola (a member of the Board of Directors of the Company) for consulting services. The agreement has no fixed term and may be terminated immediately by any of the parties upon 60 days’ notice. Commencing in the first month following the earlier to occur of (i) the Company successfully raising a minimum of $2.5 million in equity financing; or (ii) the Company becoming cash flow positive on a monthly basis, the Company will pay Quantum a monthly fee of $5,000 per month, (the “Monthly Retainer”). If the agreement has not been terminated by July 1, 2014 and the Company is cash flow positive at that time, the Monthly Retainer shall increase to $8,000 per month. Any Monthly Retainer payments to Quantum shall constitute prepayment of any success fee owed to Quantum. Quantum will receive success fees for providing services in support of certain future acquisition and/or financing projects of the Company (each a “Project”), the parameters of which are to be laid out by the Company. The success fee for each Project is equal to 1% of the Project’s value, but in no event less than $60,000. The Company also agreed to grant Quantum shares of the Company’s common stock, to vest as follows: 50,000 shares vest immediately; 50,000 shares will vest if the agreement has not been terminated by December 31, 2012; 50,000 shares will vest if the agreement has not been terminated by July 1, 2013; and 50,000 shares will vest if the agreement has not been terminated by December 31, 2013. In lieu of receiving shares of Company common stock on any of the three above-named dates, Quantum shall instead receive 50,000 shares of either (i) Cellteck’s Series B preferred stock, if the Stock Split has not yet been effectuated; or (ii) Cellteck’s common stock, if the Stock Split has been effectuated.

The value of the 50,000 shares totaled $2,800 (unaudited) which was recorded as consulting expense during the nine months ended September 30, 2012.

John Linton—

On August 2, 2012, the Company entered into a Consulting Advisory Agreement with John Linton (“Linton”) to render business and consulting advisory consulting advice to the company relating to M&A, financial and similar matters. The term of the agreement is one year. Upon execution of the agreement, the company will pay a consulting advisory fee of 250,000 shares of the company’s common stock and 150,000 warrants with a strike price of $3.00. On September 25, 2012, the Consulting Advisory Agreement was amended and restated. The number of shares and warrants to be received by Linton was changed to 200,000 shares of the Company’s common stock and 100,000 warrants, with the term of the warrants clarified as two years. If any of the warrants are exercised after October 12, 2012, instead of receiving shares of the Company’s common stock, Linton shall receive shares of either (i) Cellteck’s Series B preferred stock, if the Stock Split has not yet been effectuated; or (ii) Cellteck’s common stock, if the Stock Split has been effectuated.

F-26

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

The fair value of the 200,000 shares totaled $11,200 and the fair value of the 100,000 warrants totaled $2,542 using the Black-Scholes option-pricing model with the following assumptions:

•	Expected life of 2 years
•	Volatility of 214%;
•	Dividend yield of 0%;
•	Risk free interest rate of 0.31%

Office Lease—

The Company subleased office space pursuant to an oral agreement with Princeville Group LLC (“Princeville”), an affiliate of Mr. Konstant, which in turn has an agreement to lease the space from an unaffiliated third party. Rent expense for the period May 2, 2011 (inception of exploration stage) through December 31, 2011 totaled $15,413. Princeville paid $4,000 a month to the unaffiliated party, and we in turn paid $4,000 a month to Princeville. This lease was terminated and the Company entered into a new lease on December 27, 2012 (See note 12 – Subsequent events).

The Company also leases approximately 7,500 square feet of office space at in San Antonio, Texas from Babcock. The lease is for a term of 3 years at $7,500 per month and commenced on August 3, 2012.

Future minimum lease payments under the lease total approximately $85,500 for the year ended December 31, 2012, $90,000 for the year ended December 31, 2013, and $52,500 for the year ended December 31, 2014.

Loss Contingencies, legal proceedings—

There were no loss contingencies or legal proceedings against the Company with respect to matters arising in the ordinary course of business.

On July 11, 2011, the Company entered into an employment agreement with Michael Finch to fill the position of CEO.  Pursuant to the agreement, Mr. Finch was entitled to an annual salary of $300,000, 2,000,000 shares of common stock vesting over two years, and certain other insurance and employment benefits.  However, a dispute arose regarding the amount of work Mr. Finch was performing for the Company and the employment was terminated.  On August 9, 2012, Mr. Finch sent a Demand for Arbitration before JAMS (the “Demand”) alleging breach of the employment agreement. In the Demand, Mr. Finch requests the following remedies:  (1) $127,500 in unpaid salary; (2) $11,000 in unpaid health coverage; (3) $6,000 in unpaid vehicle allowance; (4) $15,833 for reimbursement of expenses; and (5) 2,000,000 shares of the Company’s common stock. The Demand does not have a case or filing number assigned to it. The Company has not yet prepared or sent a response to the Demand. The Company denies any breach of the employment agreement or other wrongdoing on its part and will vigorously defend those claims. We are unable to express an opinion as to the likelihood of an unfavorable outcome or an estimate as to the amount or range of potential loss at this time.

On November 21, 2011, the Company entered into an Employment Agreement with Anthony Fidaleo to fill the position of the Company’s CFO. Pursuant to the agreement, Mr. Fidaleo was entitled to an annual salary of $240,000.00, 250,000 stock options vesting over two years, and certain other insurance and employment benefits. However, a dispute arose regarding the amount of work Mr. Fidaleo was performing for the Company and the employment was terminated. As of the date of this filing, no disputes have arisen and no lawsuits or other claims have been filed against us that relate to Mr. Fidaleo’s employment agreement.

On September 13, 2012, Eos entered into an employment agreement with Martin Cox to fill the position of Operations Manager. Pursuant to the agreement, Mr. Cox was entitled to receive $20,000 upon execution of the employment agreement and an annual salary of $120,000. However, a dispute arose regarding the amount of work Mr. Cox was performing for Eos. Eos’ position is that the employment agreement was cancelled and never went into effect. Mr. Cox disputes the cancellation of the employment agreement. On March 8, 2013, a claim was orally asserted on Mr. Cox’s behalf that Eos owes Mr. Cox $90,000 pursuant to the terms of the employment agreement. As of March 8, 2013, no lawsuits have been filed against us that relate to Mr. Cox’s employment agreement. Eos denies any breach of the employment agreement or other wrongdoing on its part and will vigorously defend itself against Mr. Cox’s claims.

F-27

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

NOTE 12– SUBSEQUENT EVENTS

Merger Agreement

On October 12, 2012, Cellteck acquired all of the common stock of the Company in exchange for 37,850,044 shares of Series B Preferred Stock of Cellteck.

Following the Merger and the transactions contemplated thereby, the Series B Preferred Stock shares issued to the former stockholders of the Company constituted 93% of the Cellteck’s common stock on an as-converted basis resulting in a change of control in which the former stockholders of the Company control Cellteck post-acquisition.

For accounting purposes of the Merger, the Company is deemed to be the accounting acquirer (“Acquirer”) and Cellteck is deemed to be the legal acquiree (“Acquiree”). Consequently, the assets and liabilities and the operations reflected in the consolidated financial statements prior to the Merger will be those of the Company and will be recorded at the historical cost basis of the Company. The consolidated financial statements after completion of the Merger will include the assets and liabilities of the Company and Cellteck and the historical operations of the Company and Cellteck from the closing date of the Merger.

On January 16, 2013, Cellteck and the Company amended the terms of the Merger Agreement to clarify the procedure for effectuating the Stock Split, which was specifically contemplated by and referred to in the Merger Agreement. The original terms of the Merger Agreement stated only that the Cellteck would, as soon as was reasonably practicable following the closing of the Merger, “effect a reverse stock split on a 1-for-800 basis” of the outstanding shares of common stock of Cellteck, “except that the number of shares to be issued to any holder which would have less than 100 shares the Company intended for every holder who would end up with less than 100 shares after the Stock Split to be rounded up to 100. It was intended that Cellteck would instead make a cash distribution to some of these stockholders in exchange for the cancellation of their shares. Therefore, the terms of the Merger Agreement relating to the Stock Split were amended to disclose the following procedure for the Stock Split:

•	The Stock Split shall only affect issued and outstanding shares of common stock of Cellteck and shall have no effect on the total number of authorized shares of common stock of Cellteck;

•	Each of Cellteck’s common stockholders that hold less than 2,000 shares of common stock immediately prior to the Stock Split (each a “Distribution Stockholder”) shall receive, in lieu of shares of common stock in the Stock Split, a cash distribution from Cellteck (the “Cash Distribution”) equal to the number of pre-Stock Split shares of common stock held by each such Distribution Stockholder multiplied by a per-share amount determined to be fair to both Cellteck and Cellteck’s stockholders by Cellteck’s Board of Directors. The aggregate amount of Cash Distribution to be received by each such Distribution Stockholder shall be rounded up to the nearest whole cent. Simultaneously with the effectuation of the Stock Split, all of the shares of common stock held by Distribution Stockholders will be automatically cancelled and returned to the status of authorized but unissued shares of Cellteck;

•	Upon the effectuation of the Stock Split, each of Cellteck’s common stockholders that hold 2,000 or more shares of common stock immediately prior to the Stock Split (each a “Stock Split Stockholder”) shall receive one share of common stock for every 800 shares of common stock held by such Stock Split Stockholder immediately prior to the Stock Split. However, any fractional shares that would otherwise be issued to Stock Split Stockholders as a result of the Stock Split shall be rounded up to the nearest whole share. Furthermore, any Stock Split Stockholders who would, as a result of the Stock Split, receive in the aggregate less than 100 shares of common stock on a post-Stock Split basis shall instead receive 100 shares of common stock; and

F-28

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

•	For the avoidance of doubt, the effect of this Stock Split on derivative and convertible securities shall be governed by the individual terms of each such derivative and/or convertible security.

GEM Warrants

On August 31, 2011, GEM Global Yield Fund Limited (“GEM”) issued to the Company a $400,000,000 financing commitment for funds to be used in connection with the Company’s business opportunities in Africa (the “Commitment Letter”). The Commitment Letter is non-binding, terminable at will and subject to execution of final documentation. In consideration of GEM’s continued support of the Company’s efforts in Africa via GEM’s lack of termination of or withdrawal from the Commitment Letter, on November 21, 2012, Cellteck issued six common stock purchase warrants to purchase a total of 8,373,000 shares of common stock of Cellteck to GEM and a GEM affiliate on the following terms and conditions:

•	The GEM A Warrant: Cellteck issued a warrant to purchase 1,200,000 shares of common stock of Cellteck , par value $0.0001 per share, to GEM at an exercise price of $2.50 per share (the “GEM A Warrant”). The GEM A Warrant vested immediately, but GEM must provide Cellteck with at least 61 days’ notice prior to any exercise. The GEM A Warrant is set to expire on November 12, 2015, but if Cellteck has not filed a registration statement with the SEC, and such registration statement has not become effective, with respect to the shares of Cellteck issuable upon exercise of the GEM A Warrant, within 270 days of November 21, 2012, then the expiration date shall be extended by one day for every day that the underlying shares remain unregistered after the 270th day. By its terms, neither the exercise price nor the number of shares issuable upon exercise shall be increased or decreased upon the occurrence of the Stock Split.

•	The 590 Partners A Warrant: Cellteck issued a warrant to purchase 1,200,000 shares of common stock of Cellteck , par value $0.0001 per share, to 590 Partners Capital, LLC (“590 Partners”) at an exercise price of $2.50 per share (the “590 Partners A Warrant”). All of the terms in the 590 Partners A Warrant for vesting, exercise, expiration and anti-dilution are identical to those in the GEM A Warrant, as set forth above.

•	The GEM B Warrant: Cellteck issued a warrant to purchase 651,500 shares of common stock of Cellteck , par value $0.0001 per share, to GEM at an exercise price of $3.00 per share (the “GEM B Warrant”). The GEM B Warrant does not vest and shall not be exercisable unless and until the date that Cellteck , or a subsidiary or affiliate of Cellteck, and the Ghanaian Ministry of Energy receive ratification from the Ghanaian Parliament for acquiring a block concession for oil and gas exploration. If the GEM B Warrant vests, GEM must provide Cellteck with at least 61 days’ notice prior to any exercise. The GEM B Warrant is set to expire on November 12, 2016, but if Cellteck has not filed a registration statement with the SEC, and such registration statement has not become effective, with respect to the shares of Cellteck issuable upon exercise of the GEM B Warrant, within 270 days of November 21, 2012, then the expiration date shall be extended by one day for every day that the underlying shares remain unregistered after the 270th day. By its terms, neither the exercise price nor the number of shares issuable upon exercise shall be increased or decreased upon the occurrence of the Stock Split.

•	The 590 Partners B Warrant: Cellteck issued a warrant to purchase 651,500 shares of common stock of Cellteck, par value $0.0001 per share, to 590 Partners at an exercise price of $3.00 per share (the “590 Partners B Warrant”). All of the terms in the 590 Partners B Warrant for vesting, exercise, expiration and anti-dilution are identical to those in the GEM B Warrant, as set forth above.

F-29

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

•	The GEM C Warrant: Cellteck issued a warrant to purchase 2,335,000 shares of common stock of Cellteck , par value $0.0001 per share, to GEM at an exercise price of $5.35 per share (the “GEM C Warrant”). The GEM C Warrant does not vest and shall not be exercisable unless and until the date that Cellteck, or a subsidiary or affiliate of Cellteck, and the Ghanaian Ministry of Energy receive ratification from the Ghanaian Parliament for acquiring a block concession for oil and gas exploration. If the GEM C Warrant vests, GEM must provide Cellteck with at least 61 days’ notice prior to any exercise. The GEM C Warrant is set to expire on November 12, 2015, but if Cellteck has not filed a registration statement with the SEC, and such registration statement has not become effective, with respect to the shares of Cellteck issuable upon exercise of the GEM C Warrant, within 270 days of November 21, 2012, then the expiration date shall be extended by one day for every day that the underlying shares remain unregistered after the 270th day. Cellteck may elect to shorten the term of the GEM C Warrant (the “Company Shortening Option”) by moving the expiration date to the date six months (plus any additional days added if the underlying shares remain unregistered after 270 days) from the day that all of the following conditions have been satisfied: (i) a petroleum agreement, between either Cellteck, a subsidiary of Cellteck or an affiliate of the Company and the Ghanaian Ministry of Energy receives ratification from the Ghanaian Parliament and becomes effective; (ii) Cellteck has publicly announced the ratification set forth in (i); (iii) the shares issuable upon exercise of the GEM C Warrant are subject to an effective registration statement; and (iv) Cellteck provides notice to GEM of its election to shorten the term within twenty business days of the last of the conditions in (i), (ii) and (iii) to occur. If the expiration date of the GEM C Warrant has been moved by Cellteck’s exercise of its Company Shortening Option, GEM may elect to extend the term of the GEM C Warrant by moving the expiration date forward one calendar day for every trading day that the thirty day average trailing trading volume of Cellteck’s common stock is greater than $750,000,000, provided that the expiration date shall not be moved past the date that the GEM C Warrant was original set to expire (plus any additional days added if the underlying shares remain unregistered after 270 days). By its terms, neither the exercise price nor the number of shares issuable upon exercise shall be increased or decreased upon the occurrence of the Stock Split.

•	The 590 Partners C Warrant: Cellteck issued a warrant to purchase 2,335,000 shares of common stock of Cellteck, par value $0.0001 per share, to 590 Partners at an exercise price of $5.35 per share (the “590 Partners C Warrant”). All of the terms in the 590 Partners C Warrant for vesting, exercise, expiration and anti-dilution are identical to those in the GEM C Warrant, as set forth above.

The Company will follow ASC 815 “Derivative and Hedging” and ASC 820 “Fair Value Measurement” to properly determine the fair value of the warrants and to determine if the warrants should be treated as equity or as liabilities.

F-30

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Clouding IP, LLC Services Agreement

On December 26, 2012, Cellteck entered into an Oil & Gas Services Agreement with Clouding IP, LLC (“Clouding”) in order to retain the oil and gas related services of Clouding and its affiliates. In addition, Clouding agreed to make known to Cellteck, on a most favored nations basis, any business opportunities of the nature sought by Cellteck. The agreement commenced on December 26, 2012 and expires on December 31, 2013. Payment for individual services by Clouding for Cellteck will be set at the time of contracting for services. However, if on or prior to June 30, 2013, Cellteck’s common stock has traded above $10 per share, if Cellteck engages Clouding to perform any services, such services will be rendered at a 30% discount for the first year of any such contract. As consideration for Clouding’s services, Cellteck issued to Clouding a warrant to purchase 1,000,000 shares of common stock of Cellteck with a three-year term and an exercise price of $3.00 per share. The warrant will not be exercisable unless and until the Stock Split has been effectuated, and the warrant expires on December 25, 2015. By its terms, neither the exercise price nor the number of shares issuable upon exercise shall be increased or decreased upon the occurrence of the Stock Split contemplated in the Merger Agreement.

Concurrently with the execution of the Oil & Gas Services Agreement with Clouding, on December 26, 2012, the Cellteck executed a series of agreements with Clouding in order to secure a $250,000 loan (the “Clouding Loan”). Pursuant to the Clouding Loan documents, Cellteck granted Clouding a mortgage and security interest in and on Cellteck’s assets. The maturity date of the Clouding Loan is March 31, 2013, and interest accrues on the Clouding Loan at a rate of 4% per annum commencing December 26, 2012. On the maturity date, Cellteck further agreed to pay to Clouding a loan fee of $25,000. At Clouding’s option, the principal amount of the loan, together with any accrued and unpaid interest or other charges, may be converted into Series B Preferred Stock of Cellteck at a conversion price of $2.50 per share. If all outstanding shares of Series B Preferred Stock have automatically converted pursuant to their terms when Clouding elects to exercise its option, Clouding will instead receive an equivalent number of shares of common stock equal to the number of shares of Series B Preferred Stock that Clouding would have otherwise received.

As additional consideration for the loan, Cellteck agreed to sell to Clouding 250,000 shares of Series B Preferred Stock for the purchase price of $5,000, where such price was included in the total amount of the Clouding Loan. Such shares were issued to Clouding on January 16, 2013, upon the effectiveness of the amendment to Cellteck’s Articles of Incorporation. If the Clouding Loan has not been repaid in full by March 31, 2013, Cellteck agreed to issue to Clouding an additional 150,000 shares of Series B Preferred Stock, except that, if all outstanding shares of Series B Preferred Stock have automatically converted pursuant to their terms, Clouding will instead receive an equivalent number of shares of common stock equal to the number of shares of Series B Preferred Stock that Clouding would have otherwise received.

The Company will follow ASC 815 “Derivative and Hedging” and ASC 820 “Fair Value Measurement” to properly determine the fair value of the warrants and to determine if the warrants should be treated as equity or as liabilities. Since the debt is convertible debt, the Company will determine if there is a beneficial conversion feature that will need to be bifurcated from the loan and marked to market at each reporting period.

F-31

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

New Principal Office Lease

On December 27, 2012, the Company entered into an Office Lease with 1999 Stars, LLC (“Stars”) in order to rent 3,127 square feet of space on the 25th floor, otherwise known as Suite 2520, of the office building located at 1999 Avenue of the Stars, Los Angeles, California. This space will be used as the principal office of both the Company and Cellteck. The term of the Office Lease is from December 27, 2012 to April 30, 2017. The Company agreed to pay rent as follows: (i) for the period of time from December 27, 2012 to December 31, 2012, rent of $2,446.10; (ii) commencing January 1, 2013 through December 31, 2013, monthly rent of $15,165.95; (iii) commencing January 1, 2014 through December 31, 2014, monthly rent of $15,635.00; (iv) commencing January 1, 2015 through December 31, 2015, monthly rent of $16,104.05; (v) commencing January 1, 2016 through December 31, 2016, monthly rent of $16,573.42; and (vi) commencing January 1, 2014 through April 30, 2017, monthly rent of $17,073.42. So long as the Company is not in default under the Office Lease, the Company shall be entitled to an abatement of rent in the amount of $15,165.95 per month for four full calendar months commencing February 1, 2013. If the Company defaults at any time during the term and fails to cure such default, all unamortized abated rent shall immediately become due and payable. The Company agreed to maintain commercial general liability insurance, property insurance, workers’ compensation statutory limits and employers’ liability limits equal to or above the amounts set forth in the agreement. Certain events of default are also set forth in the agreement, including any failure by the Company to pay any rent when due unless such failure is cured within five business days after receipt of notice. Upon any default, Stars may terminate the Office Lease.

January 14, 2013 Oral Amendments to Existing Loans

On October 24, 2011, the Company and Mr. Nikolas Konstant, the CEO and Chairman the Company jointly and severally agreed to borrow $200,000 from RT pursuant to a promissory note. After the note was orally amended on January 14, 2013, the principal amount of the loan accrues interest at 24% per annum, dating back to October 24, 2011, and the maturity date is February 15, 2013. Under the initial written amendment to the note, the Company and Mr. Konstant agreed to make a partial payment towards the loan of $25,000 on or before July 30, 2012, but this date was orally extended to coincide with the February 15, 2013 maturity date. On the maturity date, in addition to repaying in full the principal amount owed to RT, plus interest, the Company and Mr. Konstant agreed to pay RT a single additional fee of $10,000.

On February 16, 2012, the Company executed a series of agreements with Sharma, an unaffiliated individual in order to secure a $400,000 bridge loan. This amount was subsequently increased to $600,000 (the “Sharma Loan”). The loan bears interest at 18% per annum. The loan’s maturity date, pursuant to an oral extension on January 14, 2013, is April 30, 2013. Additionally and pursuant to the January 14, 2013 oral extension, the Company agreed to make a payment of principal in the amount of $150,000 as soon as the Company or the Cellteck receives funds under a new financing agreement, if such funds are received prior to the maturity date. In the event the loan is not paid in full by the maturity date, Sharma will receive an additional 275,000 shares of either (i) Cellteck’s Series B preferred stock, if the Stock Split has not yet been effectuated; or (ii) Cellteck’s common stock, if the Stock Split has been effectuated..

On June 18, 2012, the Company entered into a bridge loan agreement to obtain a $350,000 loan with Rollins, an unaffiliated individual. Pursuant to an oral extension on January 14, 2013, the loan is due on April 30, 2013 and accrues interest at 6% per annum. Additionally and pursuant to the January 14, 2013 oral extension, the Company agreed to make a payment of principal in the amount of $150,000 as soon as the Company or Cellteck receives funds under a new financing agreement, if such funds are received prior to the maturity date. In the event that the loan is not repaid on or before the maturity date, all unpaid principal and accrued unpaid interest will accrue interest at a rate of 18% per annum.

F-32

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

On August 2, 2012, the Company executed a series of agreements with Babcock, an unaffiliated entity, in order to secure a $300,000 loan. Pursuant to the Babcock Loan documents, the Company granted Babcock a mortgage and security interest in the Company’s assets. The Babcock Loan was personally guaranteed by Mr. Konstant, and the Company was obligated to enter into a 3-year, $7,500 a month property lease for 7,500 square feet of property located at 1975 Babcock Road, San Antonio, Texas. The lease was also personally guaranteed by Mr. Konstant. The Company initially agreed to pay the principal sum of the loan, together with accrued interest of $5,000 by the maturity date, October 15, 2012, but the maturity date was subsequently amended on January 14, 2013 to April 30, 2013 pursuant to an oral amendment. Additionally, pursuant to the January 14, 2013 oral amendment, the Company agreed to make a payment of principal in the amount of $150,000 as soon as the Company or Cellteck receives funds under a new financing agreement, if such funds are received prior to the maturity date. Upon receipt of such $150,000 payment, Babcock agreed to release its first position security interest on the Company’s assets. If the Company repays the principal sum and interest in full by the maturity date, the Company may pay a $25,000 lease termination fee to void the lease in its entirety.

February 15, 2013 Oral Amendments to RT Loan

On October 24, 2011, the Company and Nikolas Konstant, CEO and Chairman of the Company, jointly and severally agreed to borrow $200,000 from RT. After the note was orally amended on February 15, 2013, the principal amount of the loan accrues interest at 24% per annum from October 24, 2011, and the maturity date is April 30, 2013. On the maturity date, in addition to repaying in full the principal amount owed to RT, plus interest, the Company and Mr. Konstant agreed to pay RT an additional fee of $10,000.

SAI Geoconsulting, Inc. Consulting Agreement

On January 21, 2013, the Company entered into a consulting agreement with SAI Geoconsulting, Inc. (“SAI”). The Company retained SAI on a non-exclusive basis to provide consulting support and advisory services for oil and gas activities. The agreement commenced on January 15, 2013 and continues for 24 months. The Company agreed to pay finder’s fees equaling the greater of: (1) $30,000 or (2) the total sum of SAI's hourly fees on the project at $200/hr.

The Company further agreed to pay SAI the following additional commission on transactions that are located by, originated by or presented, in whole or part SAI:

•	2.5% for transactions valued, at closing, under $25 million,
•	2.0% for transactions valued, at closing, under $50 million,
•	1.5% for transactions valued, at closing, under $100 million, or
•	1.0% for transactions valued, at closing, over $100 million.

As additional compensation for services rendered, SAI received 25,000 shares of restricted Series B preferred stock of Cellteck upon its execution of the agreement, and Cellteck may, but is not obligated, to issue to SAI, as additional consideration for SAI’s continued support of Eos’ oil and gas activities, up to 75,000 shares of Cellteck’s restricted common stock from time to time as Cellteck’s Board of Directors may determine in its sole and absolute discretion. Furthermore, upon SAI’s execution of the agreement, SAI received a warrant to purchase up to 250,000 shares of Celltck’s common stock at a strike price of $2.50 per share. The warrant will not be exercisable unless and until the Stock Split has been effectuated, and the warrant expires on January 17, 2018. So long as the Stock Split has been effectuated, 50,000 warrants vest annually every January 21st, commencing on January 21, 2013 and ending January 21, 2017.
If the Stock Split has not been effectuated by January 21st of any given year, any shares that would otherwise have vested on such date shall instead vest on the next business day immediately following effectuation of the Stock Split.

F-33

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

LowCal Industries Loan Agreements

Cellteck and the Company entered into the following six agreements on February 8, 2013 with LowCal Industries, LLC (“LowCal”) and LowCal’s affiliates: (i) a loan agreement and secured promissory note; (ii) a lock-up/leak-out agreement;(iii) a guaranty; (iv) a Series B convertible preferred stock purchase agreement; (v) a leasehold mortgage, assignment, security agreement and fixture filing; and (vi) a compliance/oversight agreement (collectively referred to as the “Loan Agreements”).

In the Loan Agreements, LowCal agreed to purchase from the Company, for $1,240,000, a promissory note in the principal amount of $1,250,000 with interest at 10% per annum (the “Loan”). The principal and all interest on the Loan is due in one installment on or before August 13, 2013 (the “Maturity Date”).

The Loan is secured by (i) a mortgage, lien on, assignment of and security interest in and to certain oil and gas property rights held by the Company; (ii) a guaranty by Cellteck as a primary obligor for payment of the Loan obligations when due; and (iii) a first priority position or call right for an amount equal to the then outstanding principal balance of and accrued interest on the Loan on the first draw down by either the Company or Cellteck from a $400,000,000 financing commitment from GEM Global Yield Fund Limited (the “GEM Commitment”), should the Company or Cellteck be in a position to draw on this facility. The GEM Commitment is non-binding, terminable at will and subject to execution of final documentation.

LowCal further agreed to purchase 500,000 shares of Series B Convertible Preferred Stock of Cellteck for $10,000. LowCal executed a lock-up/leak-out agreement which restricts LowCal’s ability to sell the 500,000 shares and any other shares of the Cellteck it obtains through August 8, 2013.

Further, the Company agreed that Sail Property Management Group LLC, an affiliate of LowCal (“Sail”), would be entitled to conduct periodic oversight and inspection of the Company’s business, operations and properties on behalf of LowCal. In exchange for Sail’s services, Sail will receive a $25,000 fee from the Company on the Maturity Date of the Loan, in addition to reimbursement for reasonable expenses.

Amendment to Articles of Incorporation

Effective January 16, 2013, Cellteck’s Articles of Incorporation were amended to increase the number of authorized shares of Series B preferred stock from 44,000,000 to 47,000,000. All of the other powers, designations, preferences, limitations, restrictions and relative rights originally granted to holders of shares of Series B preferred stock remain unchanged

F-34

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

NOTE 13 - SUPPLEMENTAL INFORMATION RELATING TO OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

Estimated Quantities of Proved Reserves.  Hahn Engineering, Inc., an independent engineering firm, prepared the estimates of the proved reserves, future production, and income attributable to the leasehold interests as of December 31, 2011. Estimates of Proved Reserves as of December 31, 2011 were prepared by management using the report of Hahn Engineering, Inc. The estimated proved net recoverable reserves presented below include only those quantities that were expected to be commercially recoverable at prices and costs in effect at the balance sheet dates under the then existing regulatory practices and with conventional equipment and operating methods. Proved Developed Reserves represent only those reserves estimated to be recovered through existing wells. Proved Undeveloped Reserves include those reserves that may be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure for recompletion or secondary recovery operations is required. All of the Company’s Proved Reserves are located onshore in the continental United States of America.

Discounted future cash flow estimates like those shown below are not intended to represent estimates of the fair value of oil and gas properties. Estimates of fair value should also consider unproved reserves, anticipated future oil and gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair value is subjective and imprecise.

The following table sets forth estimates of the proved oil and gas reserves (net of royalty interests) for the Company and changes therein, for the periods indicated.

Estimated Quantities of Proved Reserves
Oil
(bbls)
December 31, 2011
Purchases of reserves in place	188,098
Production	4,308
Net change	192,406

Standardized Measure of Discounted Future Net Cash Flows. The Standardized Measure related to proved oil and gas reserves is summarized below. Future cash inflows were computed by applying a twelve month average of the first day of the month prices to estimated future production, less estimated future expenditures (based on year end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expense. Future income tax expenses are calculated by applying appropriate year-end tax rates to future pretax net cash flows, less the tax basis of properties involved. Future net cash flows are discounted at a rate of 10% annually to derive the standardized measure of discounted future net cash flows. This calculation procedure does not necessarily result in an estimate of the fair market value or the present value of the Company.

F-35

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to September 30, 2012 (Unaudited),

And For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Estimated Quantities of Proved Reserves
Oil
(bbls)
Proved developed reserves December 31, 2011	10,672

Proved undeveloped reserves December 31, 2011	71,382

Standardized Measure of Oil and Gas
December 31, 2011
Future cash inflows	$15,535,762
Future production costs	(1,469,500)
Future development costs	(2,541,360)
Future income taxes	(3,952,761)
Future net cash flows	7,572,141
Discount of future net cash flows at 10% per annum	(2,417,660)
Standardized measure of discounted future net cash flows	$5,154,481

The following table sets forth the changes in standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the periods indicated.

Changes in Standardized Measure

Period ended December 31, 2011
Sales of oil and gas produced, net of production costs	$(30,968)
Purchases of minerals in place	3,881,159
Net changes in prices and production costs	-
Accretion of discount before income taxes	-
Changes in timing and other	-
Net change	$3,850,191

F-36